UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2016

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

NEVADA	000-50028	46-0484987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South - Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)
(702) 770-7555
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 30, 2016, Wynn Macau, Limited (“WML”), an indirect subsidiary of Wynn Resorts, Limited, with ordinary shares of its common stock listed on The Stock Exchange of Hong Kong Limited, announced that Ian Michael Coughlan has been appointed as President of WML, effective immediately. Mr. Coughlan has been and will remain President of Wynn Resorts (Macau) S.A. (“WRM”) and a member of the board of directors of WML (“WML Board”) as an Executive Director, positions he has held since July 2007 and September 2009, respectively. WRM, a subsidiary of WML, is a gaming concessionaire in Macau which owns and operates both Wynn Macau and Wynn Palace, our integrated luxury hotel and destination casino resorts in Macau. Mr. Coughlan, as President of WML and WRM, will be responsible for the entire operation and development of both Wynn Macau and Wynn Palace. Further information about Mr. Coughlan can be found in WML’s latest interim and annual reports.

WML also announced that Gamal Abdelaziz (or Gamal Aziz as he is sometimes known as in our communications) has resigned from his positions as President and Executive Director of WML, effective September 30, 2016, to pursue other opportunities. Mr. Aziz has confirmed that he has no disagreement with the WML Board and that there are no other matters in relation to his resignation that needs to be brought to the attention of the shareholders of WML. Mr. Aziz was instrumental in the development and opening of Wynn Palace and we would like to take this opportunity to express our gratitude to Mr. Aziz for his significant contributions to WML during his term of service.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: September 30, 2016	By:	/s/ Kim Sinatra
Kim Sinatra
Executive Vice President and General Counsel